Approved
                                             by the General Shareholders Meeting
                                               of OJSC Rostelecom on 1 June 2002
                                               Minutes No. 1, dated 10 June 2002


















                                   REGULATIONS

                          on the Board of Directors of
                          the Open Joint-Stock Company
          Long-Distance and International Telecommunications Rostelecom

                            (restated version No. 2)















                                     Moscow
                                      2002

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                              1. General Provisions

1.1. These Regulations on the Board of Directors (hereinafter, "Regulations") shall, in accordance with the Civil Code of the Russian Federation, the Law "On Joint-Stock Companies" and the Charter of the Company, govern the procedure for convocation and holding of meetings of the Board of Directors, the amount and procedure for payment of remuneration and compensation to members of the Board of Directors of the Company.

1.2. The Board of Directors is the collegial governing body of the Company which carries out general management activities except for the issues relegated by federal laws and the Company's Charter to the General Shareholders Meeting of the Company.



        2. Purposes and Principles of Operation of the Board of Directors

2.1. The purposes of the Board of Directors activities shall be the procurement of maximum profits and increase of assets of the Company, protection of rights and legitimate interests of the shareholders and provision of complete, accurate and objective public information about the Company.

2.2. In order to accomplish its purposes the Board of Directors shall adhere to the following principles:

      - make decisions on the basis of reliable information about the Company's activities;

      - exclude restrictions on rights of the shareholders to participate in the management of the Company's activities and to receive dividends and information on the Company;

      -  procure  the  balance   between   interests  of  different   groups  of
         shareholders and make decisions of Board of Directors in an objective manner for the benefit of all shareholders of the Company.

2.3. Any irremovable ambiguity of rules, stipulated in legislative and other acts shall be interpreted by the Board of Directors in favor of rights and legitimate interests of the shareholders.



           3. Rights and Duties of a Member of the Board of Directors;
                         Proceedings for Their Execution

3.1. A member of the Board of Directors shall have the right:

      - to request from the officers of the Company any information on the Company's activities and documents specified in Article 89 of the Law "On Joint-Stock Companies" in accordance with the procedure stipulated by these Regulations;

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      -  to  receive  remuneration  for  performance  of his or her  duties  and compensation of expenses related to the performance of functions of a member of the Company's Board of Directors in the instances and in the amounts stipulated herein;

      - to demand his or her dissenting opinion on issues on the agenda and approved decisions to be recorded in the minutes of the meeting of the Board of Directors.

3.2. A member of the Board of Directors shall:

      - be loyal to the Company, i.e., refrain from using his or her position in the Company for the benefit of other persons;

      - act within the scope of his or her authorities in accordance with the purposes and principles of operation of the Board of Directors;

      -  act reasonably and in good faith with respect to the Company's affairs;

      - not disclose confidential information on the activities of the Company known to him or her;

      - initiate meetings or absentee voting by the Board of Directors in order to decide urgent matters;

      - participate in the decision-making of the Board of Directors by voting on issues on the agenda of meetings or by absentee voting;

      - make reasonable decisions having reviewed all necessary information (materials);

      -  evaluate   risks   and   adverse   consequences   in  the   course   of
         decision-making;

      - notify the Company in time that he or she is affiliated or that there are changes in the grounds for his or her affiliation;

      - notify the Board of Directors of proposed transactions in which he/she may be deemed interested; and

      - not establish or participate in organizations competing with the Company except where this has been permitted by a majority of the independent directors of the Board of Directors or by the shareholders holding a majority of the ordinary shares in the Company.

3.3. The activities of a member of the Board of Directors shall be continuous and shall not be limited to participation in decision-making of the Board of Directors.

3.4. The Company shall, at the oral or written request of a member of the Board of Directors, provide him or her with access to the information and documents stipulated in Section 3.1 hereof.

     The requested information and documents shall be provided to a member of the Board of Directors for review within five days from the moment when such request was made or within another period agreed upon with the member of the Board of Directors who had made such request.

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     The Company  shall,  at the request of a member of the Board of  Directors, provide him or her with copies of the requested documents.



                      4. Chairman of the Board of Directors

4.1. The Chairman of the Board of Directors shall be elected by and from among the members of the Board of Directors by a majority of votes of the members of the Board of Directors participating in the first meeting following their election by the General Shareholders Meeting of the Company.

4.2. The person performing the functions of the individual executive body of the Company may not at the same time be the Chairman of the Board of Directors.

4.3. The Board of Directors may re-elect the Chairman of the Board of Directors at any time.

4.4. The members of the Board of Directors shall have the right to elect a Deputy Chairman. In the absence of the Chairman of the Board of Directors of the Company, all of his or her functions (including the right to sign documents) shall be performed by the Deputy Chairman and, in the absence of the latter, by one of the members of the Board of Directors authorized by a decision of the Board of Directors of the Company made by the majority of votes of its members participating in the meeting.

4.5. The Chairman of the Board of Directors shall organize the work of the Board of Directors, convene and chair its meetings, organize absentee voting and keeping of minutes at the meetings of the Board of Directors.

4.6. The Chairman of the Board of Directors may not delegate his or her functions to another person.



                     5. Secretary of the Board of Directors

5.1. The Secretary of the Board of Directors shall be appointed by a majority of votes of the members of the Board of Directors participating in the first meeting following their election by the General Shareholders Meeting of the Company.

5.2. The Board of Directors may at any time dismiss the Secretary of the Board of Directors and appoint a new Secretary of the Board of Directors.

5.3. In the absence of the Secretary of the Board of Directors, his or her functions shall be performed by another person authorized by a decision made by the majority of votes of the Board of Directors members participating at the meeting.

5.4. The Secretary of the Board of Directors shall have the right:

      - to request from the Company's officers information and documents required for the preparation of materials regarding the agenda issues of meetings of the Board of Directors;

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      -  to receive  remuneration  for the  performance of his or her duties and compensation for expenses related to the performance of functions of the Secretary of the Board of Directors.

5.5. The Secretary of the Board of Directors shall:

      - keep and draw up minutes of meetings and absentee voting of the Board of Directors;

      -  record  and  keep  incoming   documentation   and  copies  of  outgoing
         documentation of the Board of Directors;

      - notify members of the Board of Directors about meetings (absentee voting) of the Board of Directors in the manner and within the time stipulated herein;

      - send out the materials necessary for consideration of the agenda issues of meetings (absentee voting) of the Board of Directors to the members of the Board of Directors in the manner and within the term stipulated herein;

      - make extracts from minutes of meetings and absentee voting of the Board of Directors; and

      -  perform other functions as provided herein.

5.6. The Secretary of the Board of Directors shall be remunerated for the performance of his or her functions and compensated for expenses related to the performance of functions of the Secretary of the Board of Directors.

     The amount of remuneration and compensation payable to the Secretary of the Board of Directors, the procedure, sources and order for their calculation and the payment period shall be determined by a decision of the Board of Directors.



                      6. Meeting of the Board of Directors

6.1. A decision of the Board of Directors may be taken in the form of joint presence or by absentee voting.

6.2. The meetings of the Board of Directors shall be held regularly in accordance with the work schedule approved by the meeting of the Board of Directors, but not less than one time every three months. If so required, the Board of Directors shall consider issues that are not included in the work schedule.

     Meeting of the Board of Directors to be held with respect to preparation to and holding of the annual General Shareholders' Meeting shall be held not later than one (1) month upon the occurrence of the time for submission of annual accounting statements in order to consider draft annual reports, the annual balance sheet including profit and loss statement of the Company, distribution of its profit and loss based on the results of the fiscal year, and the report of the external auditor of the Company.

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6.3. A meeting  (absentee  voting) of the Board of  Directors  shall be convened
     (initiated) by the Chairman of the Board of Directors on his or her own initiative, at the request of a member of the Board of Directors, the Audit Committee, the external auditor of the Company or the individual executive body or collegial management body of the Company or at the request of a shareholder (shareholders) holding in aggregate not less than two (2) percent of the Company's voting shares.

6.4. The request to convene a meeting of the Board of Directors shall contain the following information:

      - name of the person initiating the meeting or the name of the body or the legal entity making the request;

      - if the request for convocation of a meeting is submitted by a shareholder, it shall include the number and category (type) of his or her shares;

      -  the form of decision-making (by joint presence or by absentee voting);

      - the date of the meeting or, in the event of absentee voting, the final date for collecting of written opinions of the members of the Board of Directors on the agenda issues;

      -  agenda of the meeting (of absentee voting);

      - list of information (materials) to be furnished to the members of the Board of Directors for the meeting;

      - if the proposals on behalf of a shareholder are signed by his or her authorized representative, the proposal of agenda issues shall be accompanied by a notarized copy of the power of attorney or other evidence of the powers of the representative (minutes of election as a person entitled to represent a shareholder which is a legal entity without a power of attorney).

          In addition, the request to convene a meeting of the Board of Directors may contain the following information:

      -  time and venue of the meeting (in case of a meeting);

      -  draft resolutions on the agenda issues; and

      - other information at the discretion of the party initiating the convening of the meeting.

6.5. The Chairman of the Board of Directors may not refuse to convene a meeting (initiate absentee voting) except for the cases, where:

      - the request to convene a meeting (absentee voting) does not comply with the Company's Charter or these Regulations;

      - the initiating person has no right to request the convocation of a meeting (absentee voting) of the Board of Directors.

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6.6. The Chairman of the Board of Directors  shall consider a submitted  request for the convocation of a meeting (initiation of absentee voting) of the Board of Directors and send to the initiating person notification of the decision not later than three (3) days from the date when the decision was made.

     In the event the Chairman of the Board of Directors satisfies the request for the convocation of a meeting (absentee voting) the Chairman of the Board of Directors shall have the right to change the form of the decision-making by the Board of Directors and add to the agenda of the meeting (absentee voting).

6.7. Meetings of the Board of Directors may not consider issues not specified in the notification of the meeting of the Board of Directors unless it is decided unanimously by all of the members of the Board of Directors present at the meeting.

     Proposals of the Chairman of the Board of Directors, members of the Board of Directors, the Audit Commission or the General Director on formation of the agenda of the meeting (absentee voting) of the Board of Directors shall be delivered to the Secretary of the Board of Directors not less than thirty (30) days prior to the date of its holding except as provided for in paragraphs two and three of Section 6.8 hereof.

6.8. Notification of the convocation of the meeting of the Board of Directors executed essentially in the form of Annex 1 hereto shall be delivered to each member of the Board of Directors together with the necessary materials not less than fourteen (14) days prior to the date of the meeting.

     If it is required to hold a meeting of the Board of  Directors on a tighter schedule in accordance with applicable legislation, the term for delivering the notification with necessary materials shall be reduced.

     Such term may also be reduced if it is required to decide urgently on any issues provided that none of the members of the Board of Directors objects.

     The first (organizational) meeting of the Board of Directors shall be held without prior notification on the date of the General Shareholders Meeting which has elected the Board of Directors (provided that the decision on election of the Board of Directors and the voting results thereon were announced at the General Shareholders Meeting at which the voting took place).

     If the agenda includes an issue related to the budget of the Company (including its approval, adjustment and results of its performance), notification of the meeting of the Board of Directors together with the necessary materials shall be sent to the members of the Board of Directors not later than twenty (20) days prior to the date of the meeting (the final date for collecting of written opinions of the members of the Board of Directors on agenda issues).

     Notification of a meeting shall be sent to the members of the Board of Directors in writing or in any other form convenient to them (including mail, telegraph, teletype, telephone, e-mail or other types of communication).

     Notification of a meeting shall specify the address to which the members of the Board of Directors may send their written opinions.

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     Should it become  impossible or  predicament to hold a meeting of the Board of Directors at the venue or time notified to the members of the Board of Directors, the meeting under the planned agenda may be held at another location or at another time.

     All the members of the Board of Directors shall be notified sufficiently in advance of a change of either location or time of the meeting of the Board of Directors so the members of the Board of Directors are able to arrive to the meeting. Notification of such changes shall be sent to the members of the Board of Directors in any form guaranteeing receipt of such notification by a member of the Board of Directors at his or her residential mailing address.

6.9. In the course of making decisions by the Board of Directors the members of the Board of Directors who are present at the meeting shall express their opinion on the agenda issues by voting.

6.10.If a member of the Board of Directors cannot attend a meeting in person and if a meeting is held by absentee voting, the member of the Board of Directors shall express his or her opinion on the issues on the agenda in writing.

     If the written opinion of a member of the Board of Directors contains his or her vote on all or a number of issues on the agenda, it shall be counted in determining the quorum and the voting results.

     A written opinion shall be submitted by a member of the Board of Directors prior to the meeting of the Board of Directors or, if the meeting is held in the form of absentee voting, by the final date for the collection of written opinions from members of the Board of Directors.

6.11.The Chairman shall announce the written opinion of a member of the Board of Directors who is absent from the meeting prior to the commencement of voting on an agenda issue with respect to which such opinion is submitted.

     In the event of absentee voting the Secretary of the Board of Directors shall, on the basis of the written opinions received from the members of the Board of Directors in the form of signatures affixed to questionnaires or other written evidence of expression of will of the members of the Board of Directors (facsimile message, telegram, etc.), draw up the minutes of the absentee voting within three (3) business days of the final date for collecting written opinions from the members of the Board of Directors.

     If the received written opinion contains a proposal of a draft resolution materially different from that proposed for voting initially, the Secretary of the Board of Directors shall, prior to the drawing up of the minutes, bring such opinion to the attention of the other members of the Board of Directors and suggest that they express their opinion by voting in writing or in any other form convenient for them (including but not limited to mail, telegraph, teletype, telephone, e-mail or other means of communication).

6.12.When the Board of Directors consider the issues each member of the Board of Directors shall have one vote.

     A member of the Board of Directors may not delegate his or her voting right to another person, including another member of the Board of Directors.


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     In the event of a tie vote the  Chairman  of the Board of  Directors  shall have the deciding vote.

6.13.The Secretary of the Board of Directors shall keep the minutes of the meetings of the Board of Directors.

     The minutes of a meeting (absentee voting) of the Board of Directors shall be drawn up within three (3) business days of the date of the meeting (final day for the collecting of written opinions in the event of absentee voting).

     The minutes of a meeting shall specify:

     - venue, date and time or, in the event of absentee voting, the place where the minutes are drawn up and the final date for collecting of written opinions of the members of the Board of Directors;

     -    persons who were present at the meeting (in case of meeting);

     -    persons who have submitted written opinions on agenda issues;

     -    agenda of the meeting;

     -    issues put to a vote and the voting results thereof; and

     -    taken decisions.

     The minutes of a meeting of the Board of Directors shall be signed by the Chairman of the meeting and by the Secretary of the Board of Directors.

     In case of absentee voting, the minutes of the meeting of the Board of Directors shall be signed by the Chairman of the Board of Directors and the Secretary of the Board of Directors.

     If the written opinions received from members of the Board of Directors are taken into account in determining the quorum and the voting results, such written opinions shall be attached to the minutes.

6.14.The Company shall keep the minutes of meetings of the Board of Directors at the location of its executive body in accordance with the procedure and during the periods determined by the federal executive body for the securities market. If such period is not determined, the Company shall keep the minutes of the meetings of the Board of Directors permanently.

     The Company shall provide the members of the Board of Directors, the Audit Committee, the external auditor of the Company and in accordance with stipulated by applicable legislation the shareholders of the Company with access to minutes of the meetings of the Board of Directors.

6.15.In the event where a decision is made in accordance with the Charter of the Company by a three-quarters majority or unanimously by all members of the Board of Directors without taking into account the votes of dismissed members of the Board of Directors,


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     persons  indicated  in the  Charter  of the  Company  shall  be  deemed  as dismissed members of the Board of Directors.



              7. Remuneration of Members of the Board of Directors
                    and Compensation for Expenses Related to
                       the Performance of Their Functions

7.1. Members of the Board of Directors shall, while performing their functions, receive remuneration and compensation for expenses related to their performance of functions of members of the Board of Directors.

7.2. The Company shall, in order to remunerate members of the Board of Directors, establish a fund for the remuneration of members of the Board of Directors, which is formed by deducting three tenths (0.3) of one percent of the Company's net profits.

     The amount of personal remuneration shall be proposed by the Chairman of the Board of Directors depending on the volume and intensity of the work performed by a member of the Board of Directors.

     A decision on the amount of personal remuneration of a member of the Board of Directors shall be made at a meeting of the Board of Directors by a simple majority of votes of the members of the Board of Directors who are present at the meeting. The member of the Board of Directors whose remuneration is put to vote shall not participate in the voting.

     Those members of the Board of Directors who are governmental officials shall act without compensation.

     The amount of remuneration to be paid to the Chairman of the Board of Directors shall exceed by at least 30 per cent the amount of remuneration to any member of the Board of Directors, established in accordance with this Section 7.2.

     The members of the Board of Directors shall be insured at the expense of the Company against accidents.

7.3. Members of the Board of Directors may not receive remuneration or compensation for expenses for the performance of their duties in any kind or manner for making decisions by the Board of Directors or other bodies of the Company, or also for the exercise of their rights and performance of their duties as members of the Board of Directors, other than remuneration and compensation for expenses received in accordance with these Regulations or by the decision of the General Shareholders Meeting.



                8. Proceedings for Approval and Introduction of
                   Amendments and Additions to the Regulations

8.1. These Regulations shall be approved by the General Shareholders Meeting by a majority of votes of the shareholders holding the voting shares of the Company and participating in the meeting.


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8.2. The  Regulations  may be amended by the General  Shareholders  Meeting by a majority of votes of the shareholders holding the voting shares of the Company and participating in the meeting.

8.3. If, as a result of a change in the legislation of the Russian Federation or the Charter of the Company, certain provisions of these Regulations will not be in compliance with such changes, such provisions shall cease to be in force and before amendments to these Regulations are made the members of the Board of Directors shall act in accordance with effective legal acts of the Russian Federation and the Company's Charter.


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                                                                         Annex 1
                                    to the Regulations on the Board of Directors



                                  NOTIFICATION
                    of the Meeting of the Board of Directors

Dear Mr./Ms. [name of the member of the Board of Directors or his or her authorized representative]

You are invited to take part in the meeting of the Board of Directors to be held on [date] at [address] [name or number of the room]

The meeting will start at [specify exact time]

Agenda of the meeting:

1.   _______________
2.   _______________

[wording of items to be decided on the meeting of the Board of Directors].

Attachment:

1.   ________________
2.   ________________

[draft resolutions of the Board of Directors to be attached to the notification and materials on the agenda issues, specifying the number of pages in each document]



___________ 20__                                 _________________
                                                 [name of location]

Chairman of the Board of Directors               _________________
                                                 [name]

                                                 _________________
                                                 [signature]



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